As filed with the Securities and Exchange Commission on May 27, 2025

Registration No. 333-270440

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-270440

UNDER

THE SECURITIES ACT OF 1933

BP p.l.c.

(Exact name of registrant as specified in its charter)

England and Wales	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 St. James’s Square

London SW1Y 4PD, England

(Address of principal executive offices)

BP p.l.c. Restricted Share Plan II

BP p.l.c. Trading Deferred Annual Bonus Plan 2025

(Full title of plan)

Julie Merten

Associate General Counsel, Legal, People & Culture

BP America Inc.

501 Westlake Park Boulevard

Houston, Texas 77079

Tel. No.: (281) 366-2651

(Name, Address and Telephone Number of Agent for Service)

With a copy to:

Mike Sosso

Executive Vice President, Legal

BP p.l.c.

1 St. James’s Square

London SW1Y 4PD, England

Tel. No.: +44 (20) 7496 4452

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-270440) (the “Registration Statement”) is being filed solely for the purpose of reflecting the adoption of new rules for the BP p.l.c. Restricted Share Plan II, which are filed herewith as Exhibit 4.4 and replace Exhibit 4.4 of the Registration Statement, and for the BP p.l.c. Trading Deferred Annual Bonus Plan 2025 (formerly, the BP p.l.c. IST Deferred Annual Bonus Plan 2015), which are filed herewith as Exhibit 4.5 and replace Exhibit 4.5 of the Registration Statement. No additional securities are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.4	Rules of the BP p.l.c. Restricted Share Plan II.

4.5	Rules of the BP p.l.c. Trading Deferred Annual Bonus Plan 2025.

24.1	Powers of Attorney of Certain Directors and Officers of BP p.l.c.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on May 27, 2025.

BP p.l.c.
(Registrant)

By:	/s/ Ben J.S. Mathews
Name: Ben J.S. Mathews
Title: Company Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities indicated below on May 27, 2025.

Signature	Title

* Helge Lund	Non-Executive Director (Chairman)

* Murray Auchincloss	Executive Director Group Chief Executive (Principal Executive Officer)

* Kate Thomson	Executive Director (Chief Financial Officer)

* Karen Richardson	Non-Executive Director

* Johannes Teyssen	Non-Executive Director

* Pamela Daley	Non-Executive Director

* Amanda Blanc	Non-Executive Director

* Melody Meyer	Non-Executive Director

* Tushar Morzaria	Non-Executive Director

* Satish Pai	Non-Executive Director

* Hina Nagarajan	Non-Executive Director

Ian Tyler	Non-Executive Director

*By:	/s/ Ben J.S. Mathews
Name: Ben J.S. Mathews
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

Authorized Representative in the United States:

BP America Inc.

By:	/s/ Julie Merten
Name:	Julie Merten
Title:	Associate General Counsel, Legal, People & Culture

May 27, 2025

4